Exhibit 99.1

Q4 2017 GAAP revenue $438.4 million, up 9.3 percent, Fully Diluted GAAP Earnings Per Share $0.77, up 175.0 percent

Adjusted revenue $439.4 million, up 8.6 percent, Adjusted Diluted Earnings Per Share $0.54, up 17.4 percent

WINDSOR, CT, February 15, 2018 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the fourth quarter and full year ended December 31, 2017.

GAAP Results

SS&C reported GAAP revenue of $438.4 million for the fourth quarter of 2017, up 9.3 percent compared to $400.9 million in the fourth quarter of 2016. GAAP revenue for the year ended December 31, 2017 was $1,675.3 million, increasing 13.1percent from $1,481.4 million in 2016.  GAAP operating income for the fourth quarter of 2017 was $113.3 million, or 25.8 percent of GAAP revenue, compared to $95.3 million, or 23.8 percent of GAAP revenue, in 2016’s fourth quarter, representing an 18.9 percent increase. GAAP operating income for the year ended December 31, 2017 was $396.9 million, or 23.7 percent of GAAP revenue, compared to $288.7 million, or 19.5 percent of GAAP revenue, for 2016, representing a 37.5 percent increase.

GAAP net income for the fourth quarter of 2017 was $165.3 million, up 190.0 percent compared to $57.0 million in 2016’s fourth quarter. GAAP net income for the year ended December 31, 2017 was $328.9 million, up 151.0 percent compared to $131.0 million in 2016.  On a fully diluted GAAP basis, earnings per share in the fourth quarter of 2017 were $0.77 per share, up 175.0 percent compared to $0.28 per share on a fully diluted GAAP basis in the fourth quarter of 2016.  On a fully diluted GAAP basis, earnings per share for the year ended December 31, 2017 were $1.55, up 142.2 percent from 2016’s $0.64 per share.

Net income for the fourth quarter of fiscal year 2017 includes a benefit for the estimated impact from the enactment of the Tax Cuts and Jobs Act in December 2017 related to the transition tax on accumulated overseas profits and the revaluation of our U.S. deferred tax assets and liabilities, resulting in a net total tax benefit of $88.0 million. The impacts of U.S. tax reform may differ from this estimate, and the estimated charges may accordingly be adjusted over the course of 2018.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue was $439.4 million for the fourth quarter of 2017, up 8.6 percent compared to $404.6 million in the fourth quarter of 2016. Adjusted revenue for the year ended December 31, 2017 was $1,682.5 million, increasing 10.4% from $1,524.0 million in 2016.  Adjusted operating income for the fourth quarter of 2017 was $182.4 million, or 41.5 percent of adjusted revenue, compared to $160.4 million, or 39.6 percent of adjusted revenue, in 2016’s fourth quarter, representing a 13.7 percent increase. Adjusted operating income for the year ended December 31, 2017 was $665.3 million, or 39.5 percent of adjusted revenue, compared to $586.6 million, or 38.5 percent of adjusted revenue, for 2016, representing a 13.4 percent increase.

Adjusted net income for the fourth quarter of 2017 was $114.5 million, up 20.3 percent compared to $95.2 million in 2016’s fourth quarter. Adjusted net income for the year ended December 31, 2017 was $409.2 million, up 21.2 percent compared to $337.5 million in 2016.  Adjusted diluted earnings per share in the fourth quarter of 2017 were $0.54 per share, up 17.4 percent compared to $0.46 per share in the fourth quarter of 2016. Adjusted diluted earnings per share for the year ended December 31, 2017 were $1.93, up 17.7 percent from 2016’s $1.64 per share.

Fourth Quarter Highlights:

•	Adjusted diluted earnings per share were $0.54 for Q4 2017, increasing 17.4 percent from Q4 2016’s $0.46 adjusted diluted earnings per share.

•	Adjusted consolidated EBITDA increased 14.7 percent to $191.3 million in Q4 2017. Adjusted consolidated EBITDA margin was 43.5 percent for the quarter.
•	For the year ended December 31, 2017, net cash provided by operating activities was $470.4 million, an increase of 12.4 percent.
•	SS&C paid off $467.5 million of debt during the year ended December 31, 2017, bringing our net debt to consolidated EBITDA leverage ratio to 2.90x.
•	SS&C entered into a definitive agreement to acquire DST Systems and is expected to close in Q2 or Q3 2018.

“SS&C had a strong fourth quarter in both revenue and earnings.  Our growth came on the back of robust sales, completed implementations, and large new clients moving to full run-rate revenue.  We also continued delivering acquisition synergies,” says Bill Stone, Chairman and Chief Executive Officer of SS&C Technologies. “We are pleased with the fourth quarter and now look forward to capitalizing on new products and services, and opportunities at DST.”

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,638.4 million based on adjusted recurring revenue $409.6 million for the fourth quarter of 2017. This represents an increase of 11.2 percent from $1,473.8 million and $368.5 million run-rate in the same period in 2016 and an increase of 3.7 percent from an annual run rate of $1,580.1 million and $395.0 million for the third quarter of 2017. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C generated net cash from operating activities of $470.4 million for the twelve months ended December 31, 2017, compared to $418.4 million for the same period in 2016, representing a 12.4 percent increase.  SS&C ended the fourth quarter with $64.1 million in cash and cash equivalents and $2,092.2 million in gross debt, for a net debt balance of $2,028.1 million.  SS&C’s consolidated net leverage ratio as defined in our credit agreement stood at 2.90 times consolidated EBITDA as of December 31, 2017.

Guidance

	Q1 2018	FY 2018
Adjusted Revenue ($M)	$427.0 – $437.0	$1,755.0 – $1,785.0
Adjusted Net Income ($M)	$113.0 – $117.5	$480.0 – $502.0
Cash from Operating Activities ($M)	–	$570.0 – $590.0
Capital Expenditures (% of revenue)	–	2.7% – 3.1%
Diluted Shares (M)	215.2 – 214.8	217.5 – 216.5
Effective Income Tax Rate (%)	23%	23%

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q4 2017 and Full Year 2017 earnings call will take place at 5:00 p.m. eastern time today, February 15, 2018. The call will discuss Q4 2017 and Full Year 2017 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies Fourth Quarter and Full Year 2017 Conference Call”; conference ID #95952330. A replay will be available after 8:00 p.m. eastern time on February 15, 2018, until midnight on February 22, 2018. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #95952330. The call will also be available for replay on SS&C’s website after February 15, 2018; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the first quarter and full year of 2018 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 11,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Software-enabled services	$282,905	$257,700	$1,114,008	$956,791
Maintenance and term licenses	126,668	109,273	463,658	414,710
Total recurring revenues	409,573	366,973	1,577,666	1,371,501
Perpetual licenses	9,453	9,317	19,679	23,960
Professional services	19,339	24,634	77,950	85,975
Total non-recurring revenues	28,792	33,951	97,629	109,935
Total revenues	438,365	400,924	1,675,295	1,481,436
Cost of revenues:
Software-enabled services	159,742	141,311	628,133	544,356
Maintenance and term licenses	47,237	45,298	188,164	184,162
Total recurring cost of revenues	206,979	186,609	816,297	728,518
Perpetual licenses	738	650	2,595	2,399
Professional services	17,755	18,040	67,533	69,572
Total non-recurring cost of revenues	18,493	18,690	70,128	71,971
Total cost of revenues	225,472	205,299	886,425	800,489
Gross profit	212,893	195,625	788,870	680,947
Operating expenses:
Selling and marketing	29,905	31,374	118,449	117,098
Research and development	38,430	37,714	153,334	152,689
General and administrative	31,264	31,226	120,174	122,465
Total operating expenses	99,599	100,314	391,957	392,252
Operating income	113,294	95,311	396,913	288,695
Interest expense, net	(25,908)	(30,871)	(107,473)	(128,454)
Other (expense) income, net	(681)	2,555	(4,484)	3,375
Loss on extinguishment of debt	—	—	(2,326)	—
Income before income taxes	86,705	66,995	282,630	163,616
(Benefit) provision for income taxes	(78,634)	9,972	(46,234)	32,620
Net income	$165,339	$57,023	$328,864	$130,996

Basic earnings per share	$0.80	$0.28	$1.60	$0.65
Diluted earnings per share	$0.77	$0.28	$1.55	$0.64

Basic weighted average number of common shares outstanding	206,162	202,895	204,923	200,252
Diluted weighted average number of common and common equivalent shares outstanding	213,858	207,207	211,632	205,793

Cash dividends declared and paid per common share	$0.07	$0.0625	$0.265	$0.25

Net income	$165,339	$57,023	$328,864	$130,996
Other comprehensive income (loss), net of tax:
Foreign currency exchange translation adjustment	4,722	(26,371)	56,418	(55,903)
Total comprehensive income (loss), net of tax	4,722	(26,371)	56,418	(55,903)
Comprehensive income	$170,061	$30,652	$385,282	$75,093

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$64,057	$117,558
Accounts receivable, net	243,900	241,307
Prepaid expenses and other current assets	38,742	31,119
Prepaid income taxes	12,166	23,012
Restricted cash	592	2,116
Total current assets	359,457	415,112
Property, plant and equipment, net	100,956	80,395
Deferred income taxes	2,324	2,410
Goodwill	3,707,823	3,652,733
Intangible and other assets, net	1,368,956	1,556,321
Total assets	$5,539,516	$5,706,971
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,863	$126,144
Accounts payable	27,087	16,490
Income taxes payable	6,031	3,473
Accrued employee compensation and benefits	96,016	104,118
Interest payable	16,425	21,470
Other accrued expenses	55,637	53,708
Deferred revenue	204,601	235,222
Total current liabilities	443,660	560,625
Long-term debt, net of current portion	2,007,332	2,374,986
Other long-term liabilities	118,679	59,227
Deferred income taxes	283,457	453,555
Total liabilities	2,853,128	3,448,393
Total stockholders’ equity	2,686,388	2,258,578
Total liabilities and stockholders’ equity	$5,539,516	$5,706,971

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2017	2016
Cash flow from operating activities:
Net income	$328,864	$130,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	237,189	228,683
Stock-based compensation expense	41,487	50,564
Income tax benefit related to exercise of stock options	—	(46,207)
Amortization and write-offs of loan origination costs	10,552	10,680
Loss on extinguishment of debt	963	—
Loss on sale or disposition of property and equipment	901	162
Deferred income taxes	(152,012)	(47,836)
Provision for doubtful accounts	2,411	3,486
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(1,848)	(10,850)
Prepaid expenses and other assets	(7,342)	(2,844)
Accounts payable	13,841	(1,300)
Accrued expenses	(14,806)	20,679
Income taxes prepaid and payable	45,640	65,117
Deferred revenue	(35,478)	17,077
Net cash provided by operating activities	470,362	418,407
Cash flow from investing activities:
Additions to property and equipment	(35,570)	(27,926)
Proceeds from sale of property and equipment	4	71
Cash paid for business acquisitions, net of cash acquired	(17,413)	(457,511)
Additions to capitalized software	(10,404)	(9,621)
Purchase of long-term investment	—	(1,000)
Net cash used in investing activities	(63,383)	(495,987)
Cash flow from financing activities:
Cash received from debt borrowings	45,000	120,000
Repayments of debt	(512,450)	(383,436)
Proceeds from exercise of stock options	60,219	39,239
Withholding taxes paid related to equity award net share settlement	(4,825)	(7,430)
Income tax benefit related to exercise of stock options	—	46,207
Purchase of common stock for treasury	—	(15)
Payment of fees related to refinancing activities	—	(519)
Dividends paid on common stock	(54,357)	(50,140)
Net cash used in financing activities	(466,413)	(236,094)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,409	(3,629)
Net decrease in cash, cash equivalents and restricted cash	(55,025)	(317,303)
Cash, cash equivalents and restricted cash, beginning of period	119,674	436,977
Cash, cash equivalents and restricted cash, end of period	$64,649	$119,674

Supplemental disclosure of non-cash activities:
Property and equipment acquired through tenant improvement allowances	$10,334	$2,818

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues are presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues are not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2017	2016	2017	2016
Revenues	$438,365	$400,924	$1,675,295	$1,481,436
Purchase accounting adjustments to deferred revenue	991	3,723	7,232	42,603
Adjusted revenues	$439,356	$404,647	$1,682,527	$1,524,039

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2017	2016	2017	2016
Software-enabled services	$282,905	$257,700	$1,114,008	$956,791
Maintenance and term licenses	126,668	109,273	463,658	414,710
Total recurring revenues	409,573	366,973	1,577,666	1,371,501
Perpetual licenses	9,453	9,317	19,679	23,960
Professional services	19,339	24,634	77,950	85,975
Total non-recurring revenues	28,792	33,951	97,629	109,935
Total revenues	$438,365	$400,924	$1,675,295	$1,481,436

Software-enabled services	$282,905	$257,706	$1,114,008	$957,064
Maintenance and term licenses	126,689	110,744	465,271	443,545
Total adjusted recurring revenues	409,594	368,450	1,579,279	1,400,609
Perpetual licenses	9,453	9,317	19,679	23,960
Professional services	20,309	26,880	83,569	99,470
Total adjusted non-recurring revenues	29,762	36,197	103,248	123,430
Total adjusted revenues	$439,356	$404,647	$1,682,527	$1,524,039

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2017	2016	2017	2016
Operating income	$113,294	$95,311	$396,913	$288,695
Amortization of intangible assets	53,288	51,731	211,312	204,945
Stock-based compensation	9,915	10,162	41,487	50,564
Capital-based taxes	(686)	10	314	1,482
Purchase accounting adjustments (1)	534	1,788	4,316	31,619
Other (2)	6,009	1,381	10,910	9,266
Adjusted operating income	$182,354	$160,383	$665,252	$586,571

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.
(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2017	2016	2017	2016
Net income	$165,339	$57,023	$328,864	$130,996
Interest expense, net	25,908	30,871	107,473	128,454
(Benefit) provision for income taxes	(78,634)	9,972	(46,234)	32,620
Depreciation and amortization	60,310	57,773	237,189	228,683
EBITDA	172,923	155,639	627,292	520,753
Stock-based compensation	9,915	10,162	41,487	50,564
Capital-based taxes	(686)	10	314	1,482
Acquired EBITDA and cost savings (1)	37	726	4,541	9,094
Non-cash portion of straight-line rent expense	1,906	376	4,385	2,198
Loss on extinguishment of debt	—	—	2,326	—
Purchase accounting adjustments (2)	534	1,788	4,316	31,619
Other (3)	6,690	(1,174)	15,394	5,891
Consolidated EBITDA	$191,319	$167,527	$700,055	$621,601
Less: acquired EBITDA	(37)	(726)	(4,541)	(9,094)
Adjusted Consolidated EBITDA	$191,282	$166,801	$695,514	$612,507

(1)

Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance.  Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2017	2016	2017	2016
GAAP – Net income	$165,339	$57,023	$328,864	$130,996
Plus: Amortization of intangible assets	53,288	51,731	211,312	204,945
Plus: Amortization of deferred financing costs and original issue discount	2,637	2,686	10,552	10,680
Plus: Stock-based compensation	9,915	10,162	41,487	50,564
Plus: Capital-based taxes	(686)	10	314	1,482
Plus: Loss on extinguishment of debt	—	—	2,326	—
Plus: Purchase accounting adjustments (1)	534	1,788	4,316	31,619
Plus: Other (2)	6,690	(1,174)	15,394	5,891
Income tax effect (3)	(123,177)	(27,043)	(205,367)	(98,643)
Adjusted net income	$114,540	$95,183	$409,198	$337,534
Adjusted diluted earnings per share	$0.54	$0.46	$1.93	$1.64
GAAP diluted earnings per share	$0.77	$0.28	$1.55	$0.64
Diluted weighted-average shares outstanding	213,858	207,207	211,632	205,793

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

(3)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.